Exhibit 10.20

THIRD AMENDMENT OF OFFICE BUILDING LEASE

THIS THIRD AMENDMENT OF OFFICE BUILDING LEASE (“Amendment”) is made this 29th day of November 2017 (“Effective Date”), by and between 255 South King Street Limited Partnership, a Washington limited partnership (“Landlord”) and Avalara, Inc., a Washington corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Office Building Lease dated June 9, 2016, as amended by that First Amendment of Office Building Lease dated June 1, 2017, and by that Second Amendment of Office Building Lease dated October 11, 2017 (collectively, the “Lease”), pursuant to which Tenant leased a portion of the office building commonly known as 255 South King Street, Seattle, Washington, and as more particularly described in the Lease.

B. The Lease grants to Tenant an on-going right of first refusal to lease all of Floor 10 and Floor 11. Tenant exercised its right to lease all of Floor 11. Landlord and Tenant seek to amend the Lease to add Floor 11 and as otherwise set forth herein.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and Tenant hereby agree as follows:

1.	Section 2.8 of the Lease is deleted and replaced with the following:

2.8	Installation of Base Rent: The monthly base rent rate shall be as follows (“Base Rent”):

[Rent Schedule follows]

THIRD AMENDMENT

Period	Floor 11	Floor 12	Floor 13 through 15 Base Rent per Month	Floor 16 through Floor 18 Base Rent per Month (Excluding 18th Floor Deck)	18th Floor Deck Only	Total Base Rent
Months 1 - 10			$57,925.50	$163,851.42	$9,647.33	$231,424.25
Months 11 - 12 (Add Floor 14)			$115,851.00	$163,848.33	$9,647.33	$289,346.67
Months 13-22 (Add Floor 12)		$59,385.54	$118,747.28	$167,944.54	$9,888.52	$355,965.87
Months 23 -24 (Add Floor 13)		$59,385.54	$178,120.91	$167,944.54	$9,888.52	$415,339.51
Months 25-36		$60,870.18	$182,573.94	$172,143.16	$10,135.73	$425,723.00
Months 37 - 48 (Add Floor 11)	$62,384.97	$62,384.97	$187,138.28	$176,446.73	$10,389.12	$498,744.08
Months 49 - 60	$63,944.59	$63,944.59	$191,816.74	$180,857.90	$10,648.85	$511,212.68
Months 61 - 72	$65,543.21	$65,543.21	$196,612.16	$185,379.35	$10,915.07	$523,993.00
Months 73 - 84	$67,181.79	$67,181.79	$201,527.46	$190,013.83	$11,187.95	$537,092.82
Months 85 - 96	$68,861.33	$68,861.33	$206,565.65	$194,764.18	$11,467.65	$550,520.15
Months 97 -108	$70,582.87	$70,582.87	$211,729.79	$199,633.28	$11,754.34	$564,283.15
Months 109-120	$72,347.44	$72,347.44	$217,023.04	$204,624.12	$12,048.20	$578,390.23

2.	The first two sentences of Section 2.9 of the Lease are deleted and replaced with the following:

2.9 Parking: Tenant and/or its employees shall have the right, but not the obligation, to license from Landlord up to 1.5 unreserved parking spaces (“Unreserved Spaces”) per 1,000 square feet of Rentable Area leased under the Lease (the “Parking Permits”) in the parking garage of the Building. Tenant shall be entitled to additional Parking Permits in this same ratio commencing on the Floor 11 Expansion Space Commencement Date, and on the Floor 12 Expansion Space Commencement Date, as applicable.

3.	The last two sentences of Section 2.18 of the Lease are deleted and replaced with the following:

If Tenant exercises its Early Termination Option under this Section 2.18, Tenant shall pay to Landlord, no later than ninety (90) days prior to the Early Termination Date, an amount equal to the portion of the unamortized Tenant Improvement Allowance (as defined in Section 12.7 and Exhibit D) and leasing commissions (including Floor 11 and Floor 12), plus an amount equal to nine (9) months Base Rent for year eight (8) of the Term (“Early Termination Fee”). For purposes of this Section 2.18, the Tenant Improvement Allowance and leasing commission shall amortize on a straight-line basis over the ten (10) year Initial Term at six percent (6%) interest per annum, with the unamortized portion of the Tenant Improvement Allowance and the lease commission being the last 27 months of the Lease Term to take into account the payment of Base Rent through the first nine months of year eight of the Lease.

THIRD AMENDMENT

4.	The last two sentences of Section 12.7 of the Lease are deleted and replaced with the following:

In addition, the Tenant Improvement Allowance will also include an amount not to exceed $66.50/RSF for the Floor 11 Expansion Space and an amount not to exceed $95/RSF for the Floor 12 Expansion Space. The Tenant Improvement Allowance may be used for the Construction Costs of the Tenant Improvements, moving expenses, design, permits and fees, data and phone cabling, furniture, fixtures and equipment, and signage.

5.	Section 40 of the Lease is deleted and replaced with the following:

40. LEASE OF FLOOR 11 AND FLOOR 12

41.1 Floor 11. For the first thirty-six (36) months of the Term, Landlord shall be free to build-out and lease Floor 11 of the Building to any party other than Tenant, with all such leases expiring no later than the three (3) year anniversary of the Commencement Date unless extended to 43 months as set forth below. In exchange thereof, Tenant agrees to lease all (and only all) of Floor 11 of the Building consisting of 19,044 Rentable Square feet (“Floor 11 Expansion Space”), commencing on month 37 of the Term (the “Floor 11 Expansion Space Commencement Date”), or, at Landlord’s option with nine (9) months’ prior written notice to Tenant, commencing on month 43 of the Term, which shall then be the Floor 11 Expansion Space Commencement Date. The Base Rent for the Floor 11 Expansion Space shall be equal to Base Rent for Floor 13 as of the Floor 11 Expansion Space Commencement Date. Landlord shall provide Tenant with a Tenant Improvement Allowance of $66.50/RSF for the Floor 11 Expansion Space paid in accordance with Exhibit D (Tenant Improvements), and provide Tenant 27 additional Parking Permits on the Floor 11 Expansion Space Commencement Date. Landlord shall ensure that the restrooms for Floor 11 are completed prior to the Floor 11 Expansion Space Commencement Date.

All other material business terms for the Floor 11 Expansion Space shall be the same as set forth for the initial Premises and pro-rated as applicable for the remainder of the Term and the size of the Floor 11 Expansion Space.

Landlord covenants that any build-out or tenant improvements to the Floor 11 Expansion Space for a tenant other than Tenant during the first thirty-six months of this Lease Term shall comply in all material respects with the following design guidelines: (i) open ceiling similar to and consistent with Tenant’s open ceiling design on other floors in the Building, (ii) restrooms shall be substantially similar in all material respects to Tenant’s restrooms on other floors in the Building, (iii) Landlord shall consult with Tenant on the location of any kitchen and work in good faith to locate such kitchen in accordance with Tenant’s space plan or proposed space plan for the Floor 11 Expansion Space, and (iv) Landlord covenants to remove all cabling prior to the Floor 11 Expansion Space Commencement Date.

41.2 Floor 12. Landlord shall not lease Floor 12 to any party for the first twelve (12) months of the Term. In exchange thereof, Tenant agrees to lease all (and only all) of Floor 12 of the Building consisting of 19,044 Rentable Square Feet (“Floor 12 Expansion Space”) commencing on month 13 of the Term (the “Floor 12 Expansion Space Commencement Date”). The Base Rent for the Floor 12 Expansion Space shall be equal to Base Rent for Floor 13 as of the Floor 12 Expansion Space Commencement Date. Landlord shall provide Tenant with a Tenant Improvement Allowance of $95.00/RSF for the Floor 12 Expansion Space paid in accordance with Exhibit D (Tenant Improvements), and provide Tenant 28 additional Parking Permits on the Floor 12 Expansion Space Commencement Date. Landlord shall ensure that the restrooms for Floor 12 are completed prior to the Floor 12 Expansion Space Commencement Date. All other material business terms for the Floor 12 Expansion Space shall be the same as set forth for the initial Premises and pro-rated as applicable for the remainder of the Term and the size of the Floor 12 Expansion Space.

THIRD AMENDMENT

In addition to Landlord’s delivery of exclusive possession of the Floor 12 Expansion Space on the Floor 12 Expansion Space Commencement Date as provided above, Landlord will deliver early possession of the Floor 12 Expansion Space to Tenant upon execution of this Amendment to allow Tenant and its employees, agents, contractors and vendors to commence and thereafter continue work on the Tenant Improvements, as that term is defined in Exhibit D (“Tenant’s Early Occupancy for Floor 12”); provided that, during Tenant’s Early Occupancy for Floor 12, Tenant shall exert reasonable efforts to not interfere with Landlord’s timely completion of Landlord’s Work and Tenant shall follow Landlord’s reasonable instructions in that regard. All provisions of this Lease shall be applicable during Tenant’s Early Occupancy for Floor 12 except for Tenant’s maintenance obligation, the payment of Base Rent, and the payment of Additional Rent.

6.	The heading of Article 41 and Section 41.1 of the Lease are deleted and replaced with the following:

41. RIGHT OF FIRST REFUSAL FOR FLOOR 10

41.1 General Grant of Right of First Refusal. Subject to the terms and conditions of such initial lease for Floor 10 (if any), Tenant shall have an on-going right of first refusal (“ROFR”) with respect to all of Floor 10 (“ROFR Space” refers to Floor 10, or to the extent that Floor 10 is utilized by more than one tenant, then any portion of Floor 10) throughout the balance of the Initial Term and any Renewal Option (the “ROFR Period”). Provided, however, Tenant shall have no ROFR if Tenant is in default under the Lease, which default has not been cured, at the time Tenant delivers the Tenant Notice, or if there is less than five years remaining in the Term. Tenant’s assignee (except in connection with a Permitted Transfer) or sublessee may not exercise such ROFR.

7.	Except as expressly amended herein, all other terms of the Lease shall remain in full force and effect.

8.	This Amendment may be executed in two more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

THIRD AMENDMENT

The parties hereto have executed this Amendment as of the Effective Date.

LANDLORD			TENANT

255 South King Street Limited Partnership, a Washington limited partnership			Avalara, Inc., a Washington corporation

By:	American Life, Inc.		By:	/s/ Alesia Pinney
Its: Managing General Partner			Name:	Alesia Pinney
			Its:	EVP & General Counsel

	By:	/s/ Gregory L. Steinhauer
Gregory L. Steinhauer, President

THIRD AMENDMENT

STATE OF WASHINGTON )

                                                 )ss

COUNTY OF KING              )

On this 6 day of December, 2017, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Gregory L. Steinhauer, to me known to be the President of American Life, Inc., which corporation is the Managing General Partner of 255 South King Street Limited Partnership, the limited partnership that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act of and deed of said limited partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Brittney Tucker
Notary Public residing at:
Seattle, WA
Brittney Tucker
Notary’s Name (typed or legibly printed)
My Commission Expires:
Aug. 5, 2019

THIRD AMENDMENT

ACKNOWLEDGMENT OF TENANT

STATE OF WASHINGTON )

                                                 )ss

COUNTY OF KING              )

On this 29th day of November, 2017, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Alesia Pinney, to me known to be the EVP & General Counsel of Avalara, Inc., a Washington corporation, the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act of and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute the said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Robin A. Warren
Notary Public residing at:
Seattle,WA
Robin A. Warren
Notary’s Name (typed or legibly printed)
My Commission Expires:
October 01, 2019

THIRD AMENDMENT